EX 99.1

ASV Holdings, Inc. Reports First Quarter 2019 Results

Grand Rapids, MN, May 2, 2019 — ASV Holdings, Inc. (Nasdaq: ASV), a leading provider of rubber-tracked compact track loaders and wheeled skid steer loaders in the compact construction equipment market, today announced First Quarter 2019 results. For the three months ended March 31, 2019, the Company reported Net Sales of $27.3 million and a Net Loss of $(0.7) million or $(0.07) per share compared to Net Sales of $29.9 million and a Net Loss of $(0.3) million or $(0.03) per share for the three months ended March 31, 2018.

First Quarter 2019 and Comparison to First Quarter 2018

•	$27.3 million in Net Sales represented 8.5% year-over-year decline from $29.9 million.
•	6% year-over-year decline in North American machine sales and 12% decline in total machine sales, to $18.7 million.
•	Gross Margin was $3.4 million, or 12.6% of sales compared to $3.9 million, or 13.2% of sales in last year’s first quarter and compared to $2.8 million, or 8.6% of sales in the fourth quarter of 2018.
•	Adjusted net loss of $(0.7) million or $(0.07) per share compared to adjusted net income of $0.2 million or $0.02 per share.
•	EBITDA of $1.0 million or 3.7% of sales compared to $1.3 million or 4.2% of sales for the first quarter of 2018.
•	Adjusted EBITDA* of $1.1 million or 4.2% of sales compared to first quarter 2018 adjusted EBITDA of $2.0 million or 6.7% of sales.

*The Glossary at the end of this press release contains further details regarding reconciliation of GAAP items and Adjusted items.

Chairman and CEO, Andrew Rooke commented, “First quarter results were again impacted by changing market conditions and engine supply constraints, but initiatives we implemented to recover costs through pricing and reductions in our operating costs resulted in a significant recovery of gross margin in the quarter compared to the back half of last year. At 12.6% gross margin, we made good incremental progress towards our target, and with some easing in the engine supply chain and the start of the heavy landscape and construction season here in North America in particular, we are well-positioned for a continued improvement in sales, margins, and profitability.”

“We are focused on developing our distribution here in North America, adding a net seven new dealer/rental locations in the quarter and expect to add more this year from a promising pipeline of prospects. Our brand awareness is increasing from our marketing, dealer support programs and the launch of new products such as the RT-65 which started shipping at the end of the quarter. We expect this to be reflected in improved sell through rates from our dealer network, which we did experience in the quarter, together with further penetration into the strongly performing rental market” concluded Mr. Rooke.

Missi How, CFO, commented, “In addition to our price and manufacturing cost reduction activities, we remain vigilant on operating expenses, which for the quarter were still favorable to last year even after increasing our marketing investment in the period. With the lower level of sales than anticipated in the quarter, our inventory increased and pushed up our net debt, as well as our net working capital as a percentage of last quarter’s sales which exceeded our target of 25%, but we expect this to come back in range during the year as volume improves and purchases are rebalanced.”

Conference Call:

Management will host a conference call at 4:30 PM Eastern Time on May 2, 2019 to discuss the results with the investment community. Anyone interested in participating in the call should dial 1-800-239-9838 if calling within the United States or 1-323-794-2551 if calling internationally. A replay will be available until 11:59 PM ET May 9, 2019 which can be accessed by dialing 844-512-2921 if calling within the United States or 412-317-6671 if calling internationally. Please use passcode 1071038 to access this replay. The call will additionally be broadcast live and

—  more  —

archived for 90 days over the internet with accompanying slides, accessible at the investor relations portion of the Company's corporate website, www.asvi.com in the “Investors” section.

About ASV Holdings, Inc.

ASV Holdings, Inc. is a designer and manufacturer of compact construction equipment. Its patented Posi-Track rubber tracked, multi-level suspension undercarriage system provides a competitive market differentiator for its Compact Track Loader (CTL) product line with brand attributes of power, performance and serviceability.  It’s wheeled Skid Steer Loaders (SSLs) also share the common brand attributes. Equipment is sold through an independent dealer network throughout North America, Australia, and New Zealand. The company also sells OEM equipment and aftermarket parts. ASV owns and operates a 238,000 square-foot production facility in Grand Rapids, MN.

Forward-Looking Statements and non-GAAP Information

This release contains forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends” or “continue,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. Forward-looking statements in this release include, without limitation: (1) projections of revenue, earnings, capital structure and other financial items, (2) statements of our plans and objectives, (3) statements regarding the capabilities and capacities of our business operations, (4)  statements of expected future economic conditions and the effect on us and on dealers or OEM customers, (5) expected benefits of our cost reduction measures, and (6) assumptions underlying statements regarding us or our business.

Our actual results may differ from information contained in these forward looking-statements for many reasons, including those described in the section entitled “Risk Factors” in our Form 10K which are available on our EDGAR page at www.sec.gov. These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” and elsewhere in the Form 10K. You should not rely upon forward-looking statements as predictions of future events.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, after the date of this release, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

We from time to time refer to various non-GAAP financial measures in this release.  We believe that this information is useful to understanding our operating results by excluding certain items that may not be indicative of our core operating results and business outlook.  Reference to these non-GAAP financial measures should not be considered as a substitute for, or superior to, results that are presented in a manner consistent with GAAP.  Rather, the non-GAAP financial information should be considered in addition to results that are presented in a manner consistent with GAAP.  A reconciliation of non-GAAP financial measures referred to in this release is provided in the tables at the end of this release.

Company Contact

ASV Holdings, Inc.	Darrow Associates Inc.

Andrew RookePeter Seltzberg, Managing Director

Chairman and Chief Executive OfficerInvestor Relations

218-327-5389(516) 419-9915

andrew.rooke@asvi.compseltzberg@darrowir.com

ASV Holdings, Inc.

Condensed Statements of Operations

(In thousands, except par value and per share data)

	For the Three Months Ended March 31,
	2019	2018
	Unaudited	Unaudited
Net sales	$27,338	$29,870

Cost of goods sold	23,903	25,928

Gross profit	3,435	3,942

Research and development costs	493	471
Selling, general and administrative expense	3,136	3,407

Operating (loss) income	(194)	64

Other income (expense)
Interest expense	(551)	(458)
Other income (expense)	8	6

Total other expense	(543)	(452)

Loss before income taxes	(737)	(388)

Income tax expense (benefit)	—	(81)

Net loss	$(737)	$(307)

Earnings per share:
Basic net loss per share of common stock	$(0.07)	$(0.03)
Diluted net loss per share of common stock	$(0.07)	$(0.03)

Weighted average common shares outstanding:
Basic weighted average common shares outstanding	9,863	9,816
Diluted weighted average common shares outstanding	9,863	9,816

ASV Holdings, Inc.

Condensed Balance Sheets

(In thousands, except par value)

	March 31,	December 31,
	2019	2018
	Unaudited
ASSETS
CURRENT ASSETS
Cash	$1,232	$2
Accounts receivable, net	18,044	18,462
Receivables from affiliates	23	7
Income tax receivable	840	840
Inventory, net	37,969	34,055
Prepaid income tax	43	43
Prepaid expenses and other	437	593
Total current assets	58,588	54,002
Property, plant and equipment, net	12,298	12,662
Operating lease assets, net	977	—
Intangible assets, net	20,094	20,730
Other long-term assets	339	237
Total assets	$92,296	$87,631

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Notes payable - current portion	$2,991	$2,991
Trade accounts payable	17,825	18,834
Payables to affiliates	416	480
Accrued compensation and benefits	903	1,394
Accrued warranties	1,489	1,584
Operating lease liability- current portion	238	—
Accrued other current liabilities	1,163	1,405
Total current liabilities	25,025	26,688
Revolving loan facility	22,707	16,026
Notes payable - long term, net	9,621	10,159
Operating lease liability- long term	796	—
Other long-term liabilities	644	727
Total liabilities	58,793	53,600

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 5,000 authorized, none outstanding at March 31, 2019 and December 31, 2018, respectively	—	—
Common stock, $0.001 par value, 50,000 authorized, 9,897 and 9,851 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	10	10
Additional paid-in capital	66,003	65,794
Accumulated deficit	(32,510)	(31,773
Total Stockholders' Equity	33,503	34,031

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$92,296	$87,631

ASV Holdings, Inc.

Condensed Statements of Cash Flows

(In thousands)

	For the Three Months Ended March 31,
	2019	2018
	Unaudited	Unaudited
OPERATING ACTIVITIES
Net loss	$(737)	$(307)
Adjustments to reconcile to net income to net cash
provided by operating activities:
Depreciation	579	547
Amortization	637	637
Share-based compensation	136	149
Loss on sale of fixed assets	1	35
Amortization of deferred finance cost	42	—
Bad debt expense	3	37
Inventory Reserves	—	93
Changes in operating assets and liabilities
Accounts receivable	415	1,195
Net accounts receivable/payable from affiliates	(79)	180
Inventory	(3,943)	(1,464
Prepaid income tax	—	—)
Prepaid expenses	156	165
Operating lease asset and liabilities	56	—
Trade accounts payable	(1,009)	(574)
Accrued expenses	(747)	(844)
Tax payable	—	—
Other long-term liabilities	(85)	(50)

Net cash used in operating activities	(4,575)	(201)

INVESTING ACTIVITIES
Purchase of property and equipment	(185)	(330)

Net cash used in investing activities	(185)	(330)

FINANCING ACTIVITIES
Principal payments on term debt	(502)	(500)
Debt issuance costs incurred	(180)	—
Shares repurchased for income tax withholding on share-based compensation	(9)	(51)
Net borrowings (payments) on revolving credit facilities	6,681	1,083

Net cash provided by financing activities	5,990	532

NET CHANGE IN CASH	1,230	1

Cash at beginning of period	2	3

Cash at end of period	$1,232	$4

Supplemental Information

Cautionary Statement Regarding Non-GAAP Measures

In an effort to provide investors with additional information regarding the Company’s results, ASV refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. In addition, the Company believes that non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures. ASV believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Management of ASV uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company’s financial performance against such budgets and targets.

This release contains references to Adjusted Net (Loss) Income, “EBITDA” and “Adjusted EBITDA.” Adjusted Net (Loss) Income is defined as GAAP net income that excludes the gain or loss related to non-recurring events. Adjusted net income per share or "Adjusted EPS" is calculated by dividing the Adjusted Net Income (Loss) for the period by the weighted-average diluted shares outstanding for the period. EBITDA is defined for the purposes of this release as net income or loss before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus stock-based compensation, less the gain or loss related to non-recurring events. Management believes that EBITDA and Adjusted EBITDA are useful supplemental measures of our operating performance and provide meaningful measures of overall corporate performance exclusive of our capital structure and the method and timing of expenditures associated with building and placing our products. EBITDA is also presented because management believes that it is frequently used by investment analysts, investors and other interested parties as a measure of financial performance. Adjusted EBITDA is also presented because management believes that it provides a measure of our recurring core business. We use Adjusted Net Income (Loss) and Adjusted EPS to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts. We believe that Adjusted Net Income (Loss) and Adjusted EPS are useful measures because they permit investors to better understand changes in underlying operating performance over comparative periods by providing financial results that are unaffected by non-recurring events.

However, Adjusted Net Income, Adjusted EPS, EBITDA and Adjusted EBITDA are not recognized earnings measures under generally accepted accounting principles of the United States (“U.S. GAAP”) and do not have a standardized meaning prescribed by U.S. GAAP. Therefore, Adjusted Net Income, Adjusted EPS, EBITDA and Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Investors are cautioned that Adjusted Net Income, Adjusted EPS, EBITDA and Adjusted EBITDA should not be construed as alternatives to net income or loss or other income statement data (which are determined in accordance with U.S. GAAP) as an indicator of our performance or as a measure of liquidity and cash flows. Management’s method of calculating Adjusted Net Income, Adjusted EPS, EBITDA and Adjusted EBITDA may differ materially from the method used by other companies and accordingly, may not be comparable to similarly titled measures used by other companies. The amounts described below are unaudited, are reported in millions of U.S. dollars (except per share data and percentages) and are as of or for the three-month periods ended March 31, 2019 and 2018, unless otherwise indicated.

Reconciliation of GAAP Net Income to Adjusted Net Income (in millions except shares and EPS)
	For the Quarter Ended March 31,
	2019	2018
Net loss as reported	(0.7)	(0.3)
Aftermarket parts distribution center relocation- net of tax effect (1)	-	0.5
Adjusted net (loss) income	(0.7)	0.2

Weighted average diluted shares outstanding	9,863,000	9,816,000
Basic and diluted loss per share as reported	($0.07)	($0.03)
Total EPS effect	$0.00	$0.05
Adjusted (loss) earnings per share	($0.07)	$0.02

(1)

Aftermarket Parts Distribution Center relocation costs are restructuring costs related to the movement of the ASV aftermarket parts operation from Southaven, Mississippi to a facility adjacent to the Company principal premises in Grand Rapids MN, which commenced in quarter four of 2017 and was completed in quarter one of 2018.

Reconciliation of EBITDA to Adjusted EBITDA (in millions except percentages)

	For the Quarter Ended March 31,
	2019	2018
Net loss	(0.7)	(0.3)
Interest expense	0.5	0.5
Depreciation & amortization	1.2	1.2
Income tax expense (benefit)	-	(0.1)
EBITDA (1)	1.0	1.3
% of Sales	3.7%	4.2%

EBITDA	1.0	1.3
Stock compensation costs (2)	0.1	0.1
Aftermarket parts distribution center relocation (3)	-	0.6
Adjusted EBITDA (4)	1.1	2.0
Adjusted EBITDA as % of net revenues	4.2%	6.7%

(1)          EBITDA is defined as income or loss before interest, income taxes, depreciation and amortization. EBITDA is not a recognized measure under U.S. GAAP and does not have a standardized meaning prescribed by U.S. GAAP. Therefore, EBITDA may not be comparable to similar measures presented by other companies. The table above reconciles net income to EBITDA. See “—Cautionary Statements Regarding Non-GAAP Measures” for further information regarding EBITDA.

(2) Stock compensation costs relate to the cost of equity grants to employees and directors from the ASV Equity Plan.

(3)          Aftermarket Parts Distribution Center relocation costs are restructuring costs related to the movement of the ASV aftermarket parts operation from Southaven, Mississippi to a facility adjacent to the Company principal premises in Grand Rapids MN, which commenced in quarter four of 2017 and was completed in quarter one of 2018.

(4)         Adjusted EBITDA is defined as EBITDA plus stock-based compensation, less the gain or loss related to non-recurring events. Adjusted EBITDA is not a recognized measure under U.S. GAAP and does not have a standardized meaning prescribed by U.S. GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other companies. The table above reconciles EBITDA to Adjusted EBITDA. See “—Cautionary Statements Regarding Non-GAAP Measures” for further information regarding EBITDA.

CURRENT RATIO	March 31, 2019	December 31, 2018
Current Assets	58,588	54,002
Current Liabilities	25,025	26,688
Current Ratio	2.3	2.0

NET WORKING CAPITAL	March 31, 2019	December 31, 2018
Accounts receivable	18,067	18,469
Inventory	37,969	34,055
Accounts payable	(18,241)	(19,314)
Net working capital	37,795	33,210
Last quarters annualized sales (LQS)	109,352	132,300
Net working capital % of LQS	34.6%	25.1%